UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: April 9, 2009

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Altria Group, Inc. 2009 Annual Meeting of Stockholders to be Held on May 19, 2009

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2008 Annual Report to Stockholders are available at:

www.investorvote.com/altria

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/altria
Step 2: Click the View button(s) to access the proxy materials
Step 3: Return to the previous screen and follow the instructions on the screen to log in
Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 9, 2009 to facilitate timely delivery.

Stockholder Meeting Notice

The Altria Group, Inc. 2009 Annual Meeting of Stockholders will be held on Tuesday, May 19, 2009 at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia, at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors: 01 - Elizabeth E. Bailey, 02 - Gerald L. Baliles, 03 - Dinyar S. Devitre, 04 - Thomas F. Farrell II, 05 - Robert E. R. Huntley, 06 - Thomas W. Jones, 07 - George Muñoz, 08 - Nabil Y. Sakkab, and 09 - Michael E. Szymanczyk

2.	Ratification of the Selection of Independent Auditors

The Board of Directors recommends that you vote AGAINST the following proposals:

3.	Stockholder Proposal 1 - Making Future and/or Expanded Brands Non-Addictive

4.	Stockholder Proposal 2 - Food Insecurity and Tobacco Use

5.	Stockholder Proposal 3 - Endorse Health Care Principles

6.	Stockholder Proposal 4 - Create Human Rights Protocols for the Company and Its Suppliers

7.	Stockholder Proposal 5 - Shareholder Say on Executive Pay

8.	Stockholder Proposal 6 - Disclosure of Political Contributions

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials which will include a proxy card.

Admission and Directions to the Altria Group, Inc. 2009 Annual Meeting of Stockholders

Admission

In order to attend the Annual Meeting, you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the Proxy Statement in response to question 4.

Directions

Directions to the Altria Group, Inc. 2009 Annual Meeting of Stockholders will be included in your admission packet. Directions also can be found at www.richmondcenter.com/parking-directions.html.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 9, 2009 to facilitate timely delivery.

PLEASE NOTE: You must use the numbers in the shaded bar on the front side when requesting a set of proxy materials.

Internet — Go to www.investorvote.com/altria. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

E-mail — Send e-mail to investorvote@computershare.com with “Proxy Materials Altria Group, Inc.” in the subject line. Include in the message your full name and address, plus the three sets of numbers located in the shaded bar on the front, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive an e-mail or paper copy for future meetings.

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